Exhibit 99.1

Cascade Microtech Reports Third Quarter 2015 Results

Revenue of $35.8 million

Record Gross Margin of 56.7%

Record Income from Operations of $4.5 million

GAAP EPS of $0.19 / share

Non-GAAP EPS of $0.20 / share

BEAVERTON, Ore. — (MARKETWIRE) — October 29, 2015 — Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the third quarter ended September 30, 2015.

Financial Summary

Results for the quarter ended September 30, 2015 were as follows:

•	Total revenue of $35.8 million, compared to $36.0 million for Q2 2015 and $32.7 million for Q3 2014.

–	Systems revenue of $19.1 million, a decrease of $0.4 million, or 2.0%, from Q2 2015, and an increase of $0.5 million, or 2.5%, over Q3 2014.

–	Record Probes revenue of $16.6 million, an increase of $0.1 million, or 0.8%, over Q2 2015, and an increase of $2.6 million, or 18.3%, over Q3 2014.

•	Record gross margin of 56.7%, up from 55.6% in Q2 2015 and 53.5% in Q3 2014.

–	Record Systems gross margin of 50.3%, up from 46.9% in Q2 2015 and 43.7% in Q3 2014.

–	Probes gross margin of 63.9%, down from 65.8% in Q2 2015 and 66.5% in Q3 2014.

•	Record income from operations of $4.5 million, an increase of $0.5 million, or 11.7%, from Q2 2015, and an increase of $0.9 million, or 24.8%, over Q3 2014.

•	GAAP net income of $3.2 million, or $0.19 per diluted share, compared to $2.8 million, or $0.16 per diluted share, for Q2 2015, and $2.2 million, or $0.13 per diluted share, for Q3 2014.

•	Non-GAAP net income of $0.20 per diluted share, compared to $0.19 per diluted share for Q2 2015, and $0.15 per diluted share for Q3 2014.

•	Depreciation, amortization and stock-based compensation expenses totaled $2.2 million, compared to $2.0 million for Q2 2015, and $2.2 million for Q3 2014.

•	Adjusted EBITDAS of $6.7 million, compared to $6.2 million for Q2 2015, and $5.5 million for Q3 2014.

•	Total cash and investments totaled $41.1 million, a decrease of $4.8 million from Q2 2015.

–	During Q3 2015, we purchased 336,429 shares of our common stock for $4.7 million.

“We are encouraged by our improved financial results, despite our increased investments in research and development. We expect that thru these investments we will expand our served available markets, while maintaining our leadership position in the markets we serve,” said Michael Burger, President and CEO. Mr. Burger continued, “Our third quarter performance continues to demonstrate the strength of our financial model and included records in Probes revenue, Systems gross margins, and operating income. Turning to the future, our backlog at the end of the third quarter was 18% higher than the same time last year. As a result, we are positioned for a strong fourth quarter which is traditionally our best quarter of the year.”

Financial Outlook

For the fourth quarter of 2015 we are projecting revenue in the range of $37 million to $40 million, with diluted GAAP earnings per share in the range of $0.19 to $0.25, and non-GAAP earnings per share in the range of $0.22 to $0.28. Our guidance assumes a tax rate of 33%, consistent foreign currency exchange rates and no significant one-time charges.

We will host a conference call beginning at 5:00 p.m. EDT (2:00 p.m. PDT) on Thursday, October 29, 2015, to discuss our results for the quarter ended September 30, 2015.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com/investors. If you are interested in participating in the call, the live dial-in number is 855-871-8541, or international 720-634-2920, conference ID: 66787737. A replay will be available after 9:00 p.m. EDT at the same internet address. (For a telephone replay available after 9:00 p.m. EDT, dial: 855-859-2056, international: 404-537-3406, conference ID: 66787737).

Forward-Looking Statements

The statements in this release regarding financial results, positioning for a strong fourth quarter, investments in research and development, positioning in our markets, expanding our markets, and statements under “Financial Outlook” regarding projected revenue, GAAP earnings per share, and non-GAAP earnings per share and assumptions supporting those projections, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange or tax rates; our ability to integrate acquired businesses and any delays in such integration; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures, which are defined below and reconciled to GAAP financial measures in a table later in this release:

•	Non-GAAP net income is defined as GAAP net income before certain items (adjustments) such as : restructuring, facility move and project costs, acquisition-related expenses, the amortization of intangibles and discrete tax items that we believe are either not representative of our ongoing operating performance or affect the comparability of results over time. Non-GAAP net income should not be construed as a substitute for net income as defined by GAAP. However, we regard non-GAAP net income as a complement to GAAP net income in assessing our financial performance over time and in the future.

•	Adjusted EBITDAS is defined as income from continuing operations before depreciation and amortization and stock-based compensation and certain other items (adjustments) such as: restructuring, facility move and project costs, and acquisition-related expenses that we believe are not representative of our ongoing operating performance. Adjusted EBITDAS should not be construed as a substitute for net income from continuing operations or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDAS is not defined by GAAP. However, we regard adjusted EBITDAS as a complement to net income from continuing operations and other GAAP financial performance measures, by including an indirect measure of operating cash flow.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards, advanced thermal subsystems and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information, visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	Nine Months Ended September 30,
				2015	2014
Revenue	$35,781	$36,044	$32,749	$103,567	$99,429
Cost of sales	15,511	16,021	15,229	46,252	48,650

Gross profit	20,270	20,023	17,520	57,315	50,779
	56.7%	55.6%	53.5%	55.3%	51.1%

Operating expenses:
Research and development	4,344	4,188	3,554	12,208	10,223
Selling, general and administrative	11,414	11,795	10,352	33,756	31,412

	15,758	15,983	13,906	45,964	41,635

Income from operations	4,512	4,040	3,614	11,351	9,144

Other income (expense):
Interest income, net	14	8	16	8	25
Other, net	(19)	65	(235)	277	(360)

	(5)	73	(219)	285	(335)

Income before income taxes	4,507	4,113	3,395	11,636	8,809

Income tax expense	1,288	1,316	1,188	3,447	3,182

Net income	$3,219	$2,797	$2,207	$8,189	$5,627

Net income per share:
Basic	$0.19	$0.17	$0.13	$0.49	$0.35
Diluted	$0.19	$0.16	$0.13	$0.48	$0.34

Shares used in computing net income per share:
Basic	16,529	16,612	16,357	16,549	16,286
Diluted	17,112	17,202	16,851	17,135	16,775

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$30,131	$38,107
Marketable securities	10,988	1,626
Restricted cash	4	61
Accounts receivable, net	25,560	20,763
Inventories	25,123	24,642
Deferred income taxes	3,018	3,027
Prepaid expenses and other	4,289	4,454

Total current assets	99,113	92,680

Fixed assets, net	10,065	8,100
Goodwill	11,898	12,823
Purchased intangible assets, net	9,960	12,572
Deferred income taxes	1,467	1,262
Other assets	724	944

	$133,227	$128,381

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,659	$7,505
Deferred revenue	2,025	2,070
Accrued liabilities	8,480	9,505

Total current liabilities	19,164	19,080

Deferred revenue	393	329
Other long-term liabilities	1,583	1,511

Total liabilities	21,140	20,920

Shareholders’ equity:
Common stock	109,632	111,645
Accumulated other comprehensive income (loss)	(4,677)	(3,127)
Retained earnings (accumulated deficit)	7,132	(1,057)

Total shareholders’ equity	112,087	107,461

	$133,227	$128,381

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	Nine Months Ended September 30,
				2015	2014
Non-GAAP Net Income
GAAP net income	$3,219	$2,797	$2,207	$8,189	$5,627

Adjustments to net income:
Restructuring	—	144	(191)	262	58
Acquisition and acquisition related	—	—	(100)	—	(557)
Amortization of intangibles	593	636	752	1,876	2,317
Income tax effect of non-GAAP adjustments	(196)	(250)	(161)	(699)	(661)
Discrete tax items	(204)	—	—	(358)	—

Non-GAAP net income	$3,412	$3,327	$2,507	$9,270	$6,784

GAAP net income per diluted share	$0.19	$0.16	$0.13	$0.48	$0.34

Non-GAAP net income per diluted share	$0.20	$0.19	$0.15	$0.54	$0.40

Shares used in diluted share calculations	17,112	17,202	16,851	17,135	16,775

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	Nine Months Ended September 30,
				2015	2014
EBITDAS and Adjusted EBITDAS
GAAP Income from operations	$4,512	$4,040	$3,614	$11,351	$9,144

Adjustments:
Depreciation	785	722	824	2,257	2,452
Amortization of intangibles	593	636	752	1,876	2,317
Stock-based compensation	805	617	648	2,009	1,918

EBITDAS	6,695	6,015	5,838	17,493	15,831

Adjustments:
Restructuring	—	144	(191)	262	58
Acquisition and acquisition related	—	—	(100)	—	(557)

Adjusted EBITDAS	$6,695	$6,159	$5,547	$17,755	$15,332

	Three Months Ending December 31, 2015
	Low Range Guidance	High Range Guidance
Forward-looking non-GAAP net income
GAAP net income	$3,250	$4,250
Adjustments:
Amortization of intangibles	593	593
Income tax effect of non-GAAP adjustments	(196)	(196)

Non-GAAP net income	$3,647	$4,647

GAAP net income per diluted share	$0.19	$0.25

Non-GAAP net income per diluted share	$0.22	$0.28

Shares used in diluted share calculations	16,700	16,700